UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56006	61-1363026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

 (Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the terms of a Securities Purchase Agreement, initially dated as of October 28, 2019 and amended and restated as of November 25, 2019 (the “Securities Purchase Agreement”), between Galaxy Next Generation, Inc. (the “Company”) and YA II PN, LTD. (the “Holder”), the Company issued and sold a senior secured convertible debenture in the aggregate principal amount of $1,000,000 (the “Convertible Debenture”) that is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), bears interest at the rate of 8.0% per annum that matures on November 25, 2020 (the “Maturity Date”), which may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined in the Convertible Debenture) will have occurred and be continuing on the Maturity Date.  The Convertible Debenture was issued with a 7.0% original issue discount, resulting in net proceeds to the Company of $930,000. As part of the issuance of the Convertible Debenture, the Company issued to the Holder 500,000 shares of Common Stock (the “Commitment Shares”).

The Convertible Debenture is secured by a security interest in all of the assets of the Company and of each of the Company’s subsidiaries as evidenced by the security agreement dated as of October 29, 2019 (the “Security Agreement”) and subject to the global guaranty agreement executed by each of the Company’s subsidiaries dated October 29, 2019.

The Company at its option has the right to redeem (a “Redemption”), in part or in whole, subject to certain notice requirements, outstanding principal and interest under the Convertible Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption notice there is no Equity Conditions Failure (as defined in the Convertible Debenture).  The Company will pay an amount equal to the principal amount being redeemed plus a Redemption premium equal to 15% of the outstanding principal amount being redeemed plus outstanding and accrued interest.  Other than as specifically permitted by the Convertible Debenture, the Company may not prepay or redeem any portion of its outstanding principal amount without the prior written consent of the Holder.

The Holder of the Convertible Debenture, has the right, subject to certain limitations, at any time to convert all or a portion of the Convertible Debenture, up to $250,000 of the outstanding and unpaid Conversion Amount (as defined below) in any 30 day calendar period, into fully paid and nonassessable shares of Common Stock, below the Fixed Conversion Price, initially of  $0.46 (subject to adjustment), provided however that the Holder will not be limited to conversions in the aggregate of $250,000 for conversions at or above the Fixed Conversion Price.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount will be determined by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price or (z) the Market Conversion Price, as applicable (the “Conversion Rate”).  The “Conversion Amount” means the portion of the principal and accrued interest to be converted, redeemed or otherwise with respect to which this determination is being made. The “Market Conversion Price” means, as of any conversion date or other date of determination, 75% of the lowest VWAP (as defined in the Convertible Debenture) of the Common Stock during the 10 Trading Days immediately preceding the Conversion Date. The Holder, together with any affiliate, will also be limited from beneficially owning more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest (potentially limiting the Holder’s conversion right).

The Convertible Debenture contains standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Convertible Debenture, the breach of any material representation or warranty contain therein, the bankruptcy or insolvency of the Company, failure to timely file a registration statement for the shares underlying the Convertible Debenture in a timely manner,  the suspension of trading of common stock, and a change of control of the Company. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 15% per annum) and other amounts owing in respect thereof to the date of acceleration will become, at the Holder’s election, immediately due and payable in cash.

The conversion price of the Convertible Debenture is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock and certain dilutive issuances.

Pursuant to the terms of a Registration Rights Agreement entered into between the Company and the Holder initially dated as of October 28, 2019 and amended and restated as of November 25, 2019, which was entered into in connection with the Securities Purchase Agreement and the Convertible Debenture, the Company agreed to file a registration statement (the “Registration Statement”) for the resale of the shares of Common Stock into which the Convertible Debenture may be converted within 45 days of the date of the agreement and to obtain effectiveness of the Registration Statement within 110 days of the date of the agreement.

The foregoing description of the Convertible Debenture, the Securities Purchase Agreement, the Security Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the Convertible Debenture, the Securities Purchase Agreement, the Security Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Convertible Debenture, the shares of Common Stock issuable upon conversion of the Convertible Debenture (the “Conversion Shares”) and the Commitment Shares is incorporated by reference into this Item 3.02.

The Company issued the Convertible Debenture, the Conversion Shares, the Commitment Shares to the Holder in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Holder, including the representations with respect to the Holder’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Holder’s investment intent.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit	Description
10.1	Secured Convertible Debenture issued by Galaxy Next Generation, Inc.
10.2	Securities Purchase Agreement, initially dated as of October 28, 2019 and amended and restated as of November 25, 2019, between Galaxy Next Generation, Inc. and YA II PN, LTD.
10.3	Security Agreement dated as of October 29, 2019 between Galaxy Next Generation, Inc. and YA II PN, LTD.
10.4	Registration Rights Agreement initially dated as of October 28, 2019 and amended and restated as of November 25, 2019 between Galaxy Next Generation, Inc. and YA II PN, LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY NEXT GENERATION, INC.

Dated: December 4, 2019
	By:	/s/ Magen McGahee
Magen McGahee, Secretary